FIFTH AMENDMENT
TO THE
EMPLOYEES' RETIREMENT PLAN
OF
EASTERN UTILITIES ASSOCIATES
AND ITS AFFILIATED COMPANIES

WHEREAS, Eastern Utilities Associates (the "Employer") previously established the Employees' Retirement Plan of Eastern Utilities Associates and Its Affiliated Companies (the "Plan"); and

WHEREAS, the Employer amended and restated the Plan effective January 1, 1989;
and

WHEREAS, the Employer has reserved the right to amend the Plan from time to time under Section 12.1 of the Plan;

NOW, THEREFORE, in accordance with and pursuant to the foregoing, the Plan is amended effective as of July 1, 1999, as follows:
    1. The following Section 8.8(e) shall be added after Section 8.8(d):
         (1) The amount of all Retirement Benefits paid to Participants as of June 30, 1999 who retired under the Plan before July 1, 1992, including Contingent Annuitant benefits, and Spouse's death benefits being paid as of that date shall be increased by 1 0% commencing July 1, 1999.
         (2) The amount of all Retirement Benefits being paid to Participants as of June 30, 1999 who retired under the Plan on or after July 1, 1992, including Contingent Annuitant Benefits and Spouse's death benefits being paid as of that date, shall be increased by 5% commencing July 1, 1999.
         (3) The minimum increase payable under Section 8.8(e)(1) and (2) to an individual entitled to a benefit increase shall in no event be less than $25 per month.
         (4) Notwithstanding anything to the contrary in this Section 8.8 (e), the increase provided hereunder shall not cover:

             (i) participants covered under the Special 1995 Voluntary
                 Retirement Incentive as set forth in the First Amendment to the 1989 Restated Plan;
            (ii) participants covered under the 1997 Early Retirement Incentive
                 Program who at any time received monthly benefits under
                 Section 3.2 thereof;
           (iii) any contingent annuitant or spouse beneficiary receiving benefits following the death of a participant described in
                 (i) or (ii) above.
            (iv) any participant who retired after January 1, 1995 and was not included in (i), (ii) or (iii) of this paragraph, and who received an enhanced age and/or years of service in their pension calculation, whether or not such enhancement was paid or payable by the company or the Plan.

     IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, as of the 15th day of March, 1999.

                                        EASTERN UTILITIES ASSOCIATES


                                        By:/s/Donald G. Pardus
                                              Donald G. Pardus
                                              Chairman

ATTEST:


/s/ Clifford J. Hebert, Jr.
Clifford J. Hebert, Jr.
Secretary


(corporate seal)